Exhibit 99.3

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2014

Barceló Portfolio Acquisition

The unaudited Pro Forma Condensed Consolidated Statement of Operations has been prepared through the application of pro forma adjustments to the historical Condensed Consolidated Statement of Operations of American Realty Capital Hospitality Trust, Inc. (the “Company” and “ARC Hospitality”) reflecting the fee simple interest in three hotel properties, one hotel property subject to an operating lease, and equity interests in two joint ventures that each own a hotel property (the “Barceló Portfolio”) which were acquired on March 21, 2014.

The unaudited Pro Forma Condensed Consolidated Statements of Operation and the related pro forma adjustments for the year ended December 31, 2014 were prepared as if the acquisition of the Barceló Portfolio (the “Barceló Transaction”) occurred on January 1, 2014 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014 is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Barceló Portfolio on January 1, 2014, nor does it purport to present the future results of operations of the Company. Certain nonrecurring transactional expenses have been excluded from the unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014. These expenses are shown as a direct charge to accumulated deficit on the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014.

No pro forma adjustments were made to the unaudited Pro Forma Condensed Consolidated Balance Sheet for the Barceló Acquisition as it is already reflected in the historical Condensed Consolidated Balance Sheet of the Company as of December 31, 2014.

Grace Portfolio Acquisition

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statement of Operations have been prepared through the application of pro forma adjustments to the historical Consolidated Balance Sheet and Statement of Operations of the Company reflecting the Real Estate Sale Agreement (the “Original Agreement”) entered into by a wholly owned subsidiary of the Company’s operating partnership and W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Partnership, L.P., W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership I, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P. (collectively, the “Sellers”) which was amended and restated on November 11, 2014 (the “Agreement”). The Sellers are wholly-owned subsidiaries of W2007 Grace I, LLC (“W2007 Grace”) and WNT Holdings, LLC (“WNT” and, together with W2007 Grace, “Grace”), which are indirectly owned by one or more Whitehall Real Estate Funds controlled by The Goldman Sachs Group, Inc. Pursuant to the Agreement, the Company and Sellers agreed to remove 10 hotel assets from the Original Agreement, and one or more subsidiaries of the Company will acquire fee simple or leasehold interests held by the Sellers in 116 hotels (“Grace Portfolio”). The acquisition of the Grace Portfolio (the “Grace Transaction”) closed on February 27, 2015.

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the related pro forma adjustments for December 31, 2014 were prepared as if the Grace Transaction occurred on December 31, 2014 and should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and Grace’s historical combined consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Balance Sheet excludes balances related to the 10 hotel assets of Grace that were not acquired by the Company and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Grace Portfolio as of December 31, 2014 nor does it purport to present the future financial position of the Company.

The unaudited Pro Forma Condensed Consolidated Statement of Operations and the related pro forma adjustments for the year ended December 31, 2014 were prepared as if the Grace Transaction occurred on January 1, 2014 and should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and Grace’s historical combined consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014 excludes the results of the 10 hotel assets of Grace that were not acquired by the Company and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Grace Portfolio on January 1, 2014, nor does it purport to present the future results of operations of the Company. Certain nonrecurring transactional expenses have been excluded from the unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014. These expenses are shown as a direct charge to accumulated deficit on the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014.

American Realty Capital Hospitality Trust, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2014
(In thousands)

	ARC Hospitality (A)	Grace (B)	Pro Forma Combined	Pro Forma Adjustments		ARC Hospitality Pro Forma
Assets	December 31, 2014	December 31, 2014	December 31, 2014	December 31, 2014		December 31, 2014

Real estate investments:
Land	$12,061	$259,924	$271,985	$16,308	C	$288,293
Buildings and improvements	81,176	1,088,921	1,170,097	311,474	C	1,481,571
Furniture, fixtures and equipment	5,308	345,853	351,161	(217,101)	C	134,060
Leases	-	13,253	13,253	(10,632)	C	2,621
Total real estate investments	98,545	1,707,951	1,806,496	100,049		1,906,545
Less: accumulated depreciation and amortization	(2,796)	(427,082)	(429,878)	427,082	D	(2,796)
Total real estate investments, net	95,749	1,280,869	1,376,618	527,131		1,903,749
Cash and cash equivalents	131,861	87,480	219,341	(207,376)	E	11,965
Restricted cash	3,437	25,222	28,659	(14,124)	F	14,535
Investments in unconsolidated entities	5,475	-	5,475	-		5,475
Below-market lease obligations, net	8,060	-	8,060	-		8,060
Accounts receivable, net	-	9,077	9,077	(4,252)	G	4,825
Prepaid expenses and other assets	11,801	6,635	18,436	(16,865)	H	1,571
Interest rate derivative	-	16	16	34	I	50
Deferred financing fees, net	1,991	14,219	16,210	5,586	J	21,796
Deferred franchise fees, net	-	4,253	4,253	12,488	K	16,741
Acquisition deposit	75,000	-	75,000	(75,000)	L	-
Total Assets	$333,374	$1,427,771	$1,761,145	$227,622		$1,988,767

Liabilities and Stockholders' Equity

Mortgage notes payable	$45,500	$1,179,126	$1,224,626	$(48,226)	M	$1,176,400
Promissory notes payable	64,849	-	64,849	-		64,849
Redeemable equity instruments	-	-	-	447,100	M	447,100
Accounts payable and accrued expenses	14,219	67,893	82,112	(30,522)	N	51,590
Accrued interest payable	-	1,020	1,020	(1,020)	O	-
Due to affiliate	7,011	-	7,011	46,035	P	53,046
Total liabilities	131,579	1,248,039	1,379,618	413,367		1,792,985
Preferred stock	-	101,206	101,206	(101,206)	M	-
Common stock	102	-	102	22	M	124
Additional paid-in capital	221,379	-	221,379	49,312	M	270,691
Accumulated earnings (deficit)	(19,686)	78,526	58,840	(133,873)	Q	(75,033)
Total stockholders' equity	201,795	179,732	381,527	(185,745)		195,782
Total Liabilities and Stockholders' Equity	$333,374	$1,427,771	$1,761,145	$227,622		$1,988,767

Notes to unaudited Pro Forma Condensed Consolidated Balance Sheet
A	Reflects the historical Consolidated Balance Sheet of the Company as of December 31, 2014.
B	Reflects the historical Combined Consolidated Balance Sheet of Grace as of December 31, 2014.
C	Represents an adjustment to real estate investments as estimated by the Company's initial purchase price allocation, see table below.

(in thousands)	Grace Portfolio (1)	Pro Forma Adjustment	Estimated Purchase Price Allocation (2)
Land	$259,924	$16,308	$276,232
Buildings and improvements	1,088,921	311,474	1,400,395
Furniture, fixtures and equipment	345,853	(217,101)	128,752
Leases	13,253	(10,632)	2,621
Total real estate investments	$1,707,951	$100,049	$1,808,000

(1) Per the December 31, 2014 combined consolidated financial statements and notes to the combined consolidated financial statements of Grace.
(2) The aggregate contract purchase price for the Grace Portfolio was $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes 116 hotels in the Grace Portfolio. In accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’), the Company allocates the purchase price of acquired entities to identifiable tangible and intangible assets acquired based on their respective estimated fair values. The Company has engaged a third-party appraisal firm to assist the Company with a purchase price allocation for the acquisition of the Grace Portfolio and the third-party appraisal firm will assist the Company with determining the useful lives of the assets acquired in accordance with Accounting Standard Codification Topic 360 — Property, Plant, and Equipment. The allocation presented in the pro forma financial statements is a preliminary estimate based upon the purchase price allocation the third-party appraisal firm is assisting the Company with. The Company considered whether any intangibles existed with respect to management agreements, franchise agreements and customer lists and determined that the fair value would be immaterial. This purchase price allocation will be completed within one year of the closing date of the Grace Transaction. See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details on the pro forma capital structure as a result of the Grace Transaction.
D	Represents the removal of prior accumulated depreciation per Grace's combined consolidated financial statements as it is assumed the Grace Portfolio's real estate investments were acquired as of the balance sheet date presented.
E	For the cash and cash equivalents activity as a result of the Grace Transaction, see table below.

(in thousands)	ARC Hospitality	Grace		Cash Inflows to Close Transaction			Cash Outflows to Close Transaction		Total

Per December 31, 2014 balance sheets	$131,861	$87,480		$-			$-		$219,341
Cash at corporate level and in hotel accounts not transferred	-	(87,198	)(1)	-			-		(87,198)
Subtotal	131,861	282	(2)	-			-		132,143
Capital required to close transaction
Mortgage debt	-	-		801,100	(3	)(4)	-		801,100
Mezzanine debt	-	-		102,800	(3	)(4)	-		102,800
Additional mortgage debt	-	-		227,000	(3	)(5)	-		227,000
Class A Units	-	-		447,100	(3	)(6)	-		447,100
Common equity	-	-		230,000	(3	)(7)	-		230,000
Acquisition of real estate investments	-	-		-			(1,808,000	)(8)	(1,808,000)
Cash and cash equivalents	-	-		282	(2)	(9)	(282	)(2)	-
Accounts receivable, net	-	-		3,482	(9	)(10)	(3,482	)(10)	-
Prepaid expenses and other assets	-	-		541	(9	)(11)	(541	)(11)	-
Restricted cash	-	-		11,098	(9	)(12)	(11,098	)(12)	-
Interest rate derivative	-	-		50	(9	)(13)	(50	)(13)	-
Accounts payable and accrued expenses	-	-		(941)	(9	)(14)	941	(14)	-
Total capital required to close transaction	131,861	282		1,822,512	(10)		(1,822,512)		132,143
Restricted cash	-	-		(11,098)	(12)		11,098	(12)	-
Deposit	-	-		75,000			(75,000	)(15)	-
Cash required to be provided to hotels for operations	-	-		11,683			-		11,683
Current cash available	(131,861)	-		131,861			(131,861	)(16)	(131,861)
Total cash and cash equivalents activity for the transaction	$-	$282		$2,029,958			$(2,018,275)		$11,965

(1) Represents an adjustment to remove the cash and cash equivalents of Grace that was not acquired in the Grace Transaction.
(2) Cash and cash equivalents at the hotel properties in the Grace Portfolio which was acquired as part of the transaction for cash consideration in addition to the $1.808 billion aggregate contract purchase price.
(3) See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the pro forma capital structure as a result of the Grace Transaction.Represents the amount of the purchase price that the Company was required to raise in common equity at closing.Represents the acquisition deposit and existing cash as well as additional capital raised.
(4) Presented to show the total transaction.There was not a cash impact from the mortgage and mezzanine debt as the debt was assumed from Grace by the Company.
(5) Presented to show the total transaction.There was not a cash impact from the additional mortgage debt as the full amount was applied towards the purchase price at closing.
(6) Presented to show the total transaction.There was not a cash impact from the issuance of the Class A Units to affiliates of the Sellers.
(7) Presented to show the total transaction.There was not a cash impact from the issuance of the Class A Units to affiliates of the Sellers.
(8) See Note C to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the real estate investments acquired as a result of the Grace Transaction.
(9) The additional capital required for this transaction was funded through raising additional common equity.See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the additional capital that was required to be raised as a result of the Grace Transaction.
(10) See Note G to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the pro forma accounts receivable as a result of the Grace Transaction.
(11) See Note H to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the pro forma prepaid expenses and other assets as a result of the Grace Transaction.
(12) See Note F to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the pro forma restricted cash as a result of the Grace Transaction.
(13) See Note I to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the pro forma interest rate derivative as a result of the Grace Transaction.
(14) See Note N to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details of the pro forma accounts payable and accrued expenses as a result of the Grace Transaction.
(15) Represents a deposit in escrow that was applied against purchase price at closing.
(16) Represents amount of ARC Hospitality's current cash balance that was applied against the purchase price at closing.

F	Represents an adjustment to establish the restricted cash as follows at closing, see table below.

(in thousands)	Pro Forma Restricted Cash (1)
PIP reserve	$8,000
Furniture, fixtures and equipment reserve	$1,301
Real estate taxes reserve	$1,658
Required repairs reserve	$139
$11,098
Grace restricted cash(2)	(25,222)
Pro forma restricted cash adjustment	$(14,124)

(1) Represents the restricted cash the Company was required to have under the new debt agreements entered into and assumed at closing.See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for further details on the funding of the restricted cash.
(2) Restricted cash associated with the Grace Portfolio that was not acquired as part of the Grace Transaction. Represents an adjustment to remove the restricted cash which was not acquired as part of the Grace Transaction.

G	Represents an adjustment for accounts receivable as follows at closing, see table below.

(in thousands)	Grace (1)	Percentage Increase to Purchase Price (2)	Pro Forma Accounts Receivable (3)	Pro Forma Adjustment
Accounts receivable outstanding for 30 days or less	$2,696	100%	$2,696	$-
Accounts receivable outstanding for the period of 31 days to 60 days	626	90%	563	(63)
Accounts receivable outstanding for the period of 61 days to 90 days	297	75%	223	(74)
Accounts receivable outstanding for more than 90 days	-	0%	-	-
Accounts receivable related to excluded hotels and corporate entity (4)	5,458	N/A	-	(5,458)
Accounts receivable related to the Barceló Portfolio (5)	-	N/A	-	1,343
	$9,077		$3,482	$(4,252)

(1) Accounts receivable aging is based on the actual aging at the closing of the Grace Transaction.
(2) Per the Agreement.
(3) Represents the accounts receivable acquired by the Company as part of the Grace Transaction for cash consideration in addition to the $1.808 billion aggregate contract purchase price. The accounts receivable assumed by the Company in the Grace Transaction is calculated by multiplying the accounts receivable amount and the percentage increase to the purchase price for each accounts receivable aging category. See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for further details on the funding of the additional cash consideration.
(4) Represents an adjustment to remove the accounts receivable which were not acquired as part of the Grace Transaction.
(5) Represents accounts receivable related to the Barceló Portfolio.Now included in the pro forma accounts receivable, net to conform with the pro forma presentation.See Note H.
N/A - not applicable

H	Represents an adjustment to prepaid expenses and other assets as follows at closing, see table below.

(in thousands)	Pro Forma Prepaid Expenses and Other Assets
Other (1)	541
$541
Deferred financing fees included in the Company's prepaid expenses and other assets as of December 31, 2014 (2)	(934)
Deferred franchise fees included in the Company's prepaid expenses and other assets as of December 31, 2014 (2)	(6,503)
Reclassification to accounts receivable, net (3)	(1,343)
Reclassification to deferred franchise fees, net (3)	(1,991)
Grace prepaid expenses and other assets (4)	(6,635)
Pro forma prepaid expenses and other assets adjustment	$(16,865)

(1) Represents the prepaid expenses and other assets acquired by the Company as part of the Grace Transaction for cash consideration in addition to the $1.808 billion aggregate contract purchase price. See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for further details on the funding of the additional cash consideration.
(2) Prepaid amounts related to the Grace Transaction were included in prepaid expenses and other assets until the closing of the Grace Transaction and are now included in the pro forma deferred financing and deferred franchise fees.See Note J and K.
(3) Represents accounts receivable and deferred franchise fees related to the Barceló Portfolio. Now included in the pro forma accounts receivable, net and deferred franchise fees, net to conform with the pro forma presentation.See Note G and K.
(4) Represents an adjustment to remove the prepaid expenses and other assets at the corporate level of Grace and of the ten hotels which were not included in the Grace Transaction.

I	Represents the interest rate derivative instrument acquired by the Company as part of the Grace Transaction for $50 cash consideration in addition to the $1.808 billion aggregate contract purchase price.See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for further details of the interest rate cap that the Company was required to have on the assumed debt.
J	Represents the removal of deferred financing fees, net, of Grace and the addition of the pro forma deferred financing fees based on the pro forma capital structure, see table below.

(in thousands)	Debt Assumed by ARC Hospitality in this Transaction (1)	Additional Mortgage Debt	Class A Units (1)	Total	Fee Rate (where applicable)
Financing Fees to American Realty Capital Hospitality Advisors, LLC(2)	$6,779	$1,703	$3,353	$11,835	0.75%
Assumption Fees (3)	250	-	-	250	N/A
Legal and other third-party fees (4)	3,034	4,569	117	7,720	N/A
	$10,063	$6,272	$3,470	$19,805
Grace deferred financing fees, net (5)				(14,219)
Pro forma deferred financing fees adjustment				$5,586

(1) See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet for details on the pro forma capital structure.
(2) Represents a fee charged to the Company by American Realty Capital Hospitality Advisors, LLC related to financing coordination services provided to the Company. These fees are described in further detail in the Company's registration statement on Form S-11.
(3) Per the agreements for the debt assumed by the Company in the Grace Transaction.
(4) This amount represents the actual expenses incurred for the Grace Transaction from the Company’s external legal counsel and other third-party service providers. This includes an amount that was recorded in the prepaid expenses and other assets of ARC Hospitality as of December 31, 2014, see Note H.
(5) Represents an adjustment to remove deferred financing fees which were not acquired as part of the Grace Transaction.
N/A - not applicable

K	Represents the removal of deferred franchise fees, net, of the Grace Portfolio and the addition of the pro forma deferred franchise fees, see table below.

(in thousands, except for number of hotels)	Total Fees
Pro forma deferred franchise fees (1)	$14,750
Deferred franchise fees, net related to the Barceló Portfolio (2)	1,991
Total pro forma deferred franchise fees	16,741
Grace deferred franchise fees, net (3)	(4,253)
Pro forma deferred franchise fees adjustment	$12,488

(1) Represents the actual franchise fees charged by Marriott International, Inc., Hilton Worldwide, Hyatt Hotels Corporation and Intercontinental Hotels Group for reviewing a change in ownership.This includes an amount that was recorded in the prepaid expenses and other assets of ARC Hospitality as of December 31, 2014, see Note H.
(2) Represents deferred franchise fees related to the Barceló Portfolio.Now included in deferred franchise fees, net to conform with the pro forma presentation.See Note H.
(3) Represents the removal of deferred franchise fees which were not acquired as part of the Grace Transaction.

L	Represents the removal of the acquisition deposit related to the Grace Transaction that was applied against the purchase price at closing, see Note E and M.
M	Represents the pro forma capital structure as a result of the Grace Transaction, see table below.(1)

(in thousands)	Capital Required		Interest Rate
Mortgage debt assumed by ARC Hospitality in this transaction (2)	$801,100		3.27	%(6)
Mezzanine debt assumed by ARC Hospitality in this transaction (2)	102,800		4.93	%(7)
Additional mortage debt (3)	227,000		6.25	%(8)
Class A Units (4)	447,100		7.50%
Common equity(5)	230,000
Total capital required for real estate investments	$1,808,000
Additional common equity raised to fund the other assets acquired or required for the transaction:
Cash and cash equivalents	11,965	(5)
Restricted cash	11,098	(5)
Accounts receivable, net	3,482	(5)
Prepaid expenses and other assets	541	(5)
Interest rate derivative	50	(5)
Accounts payable and accrued expenses	(941	)(5)
Total common equity raised to fund the other assets acquired or required for the transaction	26,195
Total pro forma capital structure	$1,834,195

(1) Preferred stock of Grace was not acquired by the Company as part of the Grace Transaction.
(2) Financing on 96 hotels included in the Grace Portfolio. On April 11, 2014, Grace refinanced the mortgage notes payable with new mortgage and mezzanine loans which are presented in the historical Combined Consolidated Balance Sheet of Grace as of December 31, 2014. These are the mortgage and mezzanine loans that the Company assumed as part of the Grace Transaction. The remaining $275.2 million of Grace's debt was not assumed by the Company as part of the Grace Transaction. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these loans.
(3) The Company funded $227.0 million through additional mortgage financing secured by the remaining 20 hotels in the Grace Transaction and an additional hotel asset already owned by the Company that was part of the Barceló Portfolio.
(4) $447.1 million of the contract purchase price was satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, (the “LLCs”) each of which is an indirect subsidiary of the Company and an indirect owner of the Grace Portfolio. Affiliates of The Sellers will hold Class A Units in the LLCs and are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units are classified as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 as they are mandatorily redeemable.
(5) Represents the common equity that was required to be raised to close the Grace Transaction and fund the purchase of the other assets and liabilities acquired. As of December 31, 2014, the Company’s annualized distribution rate on its common equity was 6.80%. See Notes E, F, G, H and I to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details on the other assets acquired or required to be funded in the Grace Transaction. The Company will not be obtaining the common stock or additional paid-in capital of Grace as part of the Grace Transaction. The details of the common equity required for the Grace Transaction are summarized in the table below.

(in thousands)	Common Stock	Additional Paid-in Capital	ARC Hospitality Pro Forma Total
ARC Hospitality at December 31, 2014	$102	$221,379	$221,481
Adjustments for Grace Portfolio Acquisition:
Common equity	104	229,896	230,000
Acquisition deposit	(34)	(74,966)	(75,000)
Cash on hand	(60)	(131,801)	(131,861)
Cash and cash equivalents	5	11,960	11,965
Restricted cash	5	11,093	11,098
Accounts receivable, net	2	3,480	3,482
Prepaid expenses and other assets	-	541	541
Interest rate derivative	-	50	50
Accounts payable and accrued expenses	-	(941)	(941)
Total	$124	$270,691	$270,815

(6) The interest rate associated with this debt instrument is a floating rate of LIBOR plus spread. The spread associated with this debt instrument is the weighted average of the spreads of multiple tranches incorporated within this debt instrument. The weighted average spread for this debt instrument is 3.11%. LIBOR was 0.16% as of December 31, 2014.
(7) The interest rate associated with this debt instrument is a floating rate of LIBOR plus spread. The spread for this debt instrument is 4.77%. LIBOR was 0.16% as of December 31, 2014.
(8) The interest rate associated with this debt instrument is the greater of (i) a floating rate of interest equal to LIBOR plus spread and (ii) 6.25%. The spread for this debt instrument is 6.00%. LIBOR was 0.16% as of December 31, 2014.

N	Represents an adjustment to accounts payable and accrued expenses for balance sheet items associated with the pro forma presentation of the Grace Transaction, see table below.

(in thousands)	Pro Forma Adjustment
Accounts payable and accrued expenses
Grace accounts payable and accrued expenses(1)	$(67,893)
Hotel employee compensation (2)	941
Deferred financing fees (3)	18,871
Franchise fees (4)	8,247
Transaction and acquisition fees (5)	9,312
Total adjustment to accounts payable and accrued expenses	$(30,522)

(1) Accounts payable and accrued expenses of Grace which were not acquired by the Company as part of the Grace Transaction.
(2) Represents the hotel employee compensation which will be paid by the Company as part of the Grace Transaction for a reduction to the $1.808 billion aggregate contract purchase price. See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for further details on the funding of the additional cash consideration.
(3) See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014.
(4) See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014.
(5) This amount represents actual expenses incurred with the Company’s third-party professional service providers for services provided related to the Grace Transaction.

O	Represents the removal of interest payable.Interest payable of Grace was not acquired by the Company as part of the Grace Transaction.
P	Represents the acquisition fees and expenses charged by the Company’s affiliates for the Grace Transaction and are supported by executed contracts. These fees are described in further detail in the Company’s registration statement on Form S-11.
Q	Represents an adjustment to accumulated earnings (deficit) for balance sheet items associated with the pro forma presentation of the Grace Transaction, see table below.

(in thousands)	Pro Forma Adjustment
Accumulated earnings (deficit)
Grace accumulated earnings (1)	$(78,526)
Transaction and acquisition fees	(55,347)
Total adjustment to accumulated earnings (deficit)	$(133,873)

(1) Accumulated earnings of Grace were not acquired by the Company as part of the Grace Transaction.

American Realty Capital Hospitality Trust, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2014
(In thousands, except for share and per share data)

	ARC Hospitality (A)
	Predecessor	Successor	Barceló Portfolio Acquisition Pro Forma Adjustments		ARC Hospitality Pro Forma for Barceló Portfolio Acquisition		Grace (B)	Grace Portfolio Acquisition Pro Forma Adjustments		ARC Hospitality Pro Forma for Barceló Portfolio and Grace Portfolio Acquisitions
	For the Period from January 1 to March 20, 2014	For the Period from March 21 to December 31, 2014	Year Ended December 31, 2014		Year Ended December 31, 2014		Year Ended December 31, 2014	Year Ended December 31, 2014		Year Ended December 31, 2014

Revenues
Rooms	$6,026	$26,163	$-		$32,189		$442,901	$(33,246)	C	$441,844
Food and beverage	1,543	5,612	-		7,155		8,669	-		15,824
Other	676	3,096	-		3,772		6,790	(354)	C	10,208
Total revenue	8,245	34,871	-		43,116		458,360	(33,600)		467,876
Operating expenses
Rooms	1,405	5,411	-		6,816		111,991	(9,135)	C	109,672
Food and beverage	1,042	3,785	-		4,827		7,953	-		12,780
Asset management fees	-	-	-		-		5,646	(5,238)	D	408
Other	-	-	-		-		4,482	-		4,482
Other property-level operating costs (non-departmental)	3,490	13,049	-		16,539		141,282	(12,135)	C	145,686
Property tax, ground lease, insurance and property management fees (E)	289	1,498	-		1,787		33,359	(2,800)	C	32,346
Corporate overhead	-	-	-		-		12,579	(12,579)	F	-
Depreciation and amortization	994	2,796	(699)	G	3,091		82,503	(20,662)	G	64,932
Rent	933	3,879	467	G	5,279		-	-		5,279
Impairment charges	-	-	-		-		62,295	(62,295)	H	-
Total operating expenses	8,153	30,418	(232)		38,339		462,090	(124,844)		375,585
Income from Operations	92	4,453	232		4,777		(3,730)	91,244		92,291
Interest income	-	103	-		103		81	(81)	I	103
Interest expense	(531)	(5,958)	(166)	J	(6,655)		(63,315)	(26,184)	J	(96,154)
Acquisition and transaction related costs	-	(10,884)	10,884	K	-		-	-		-
Other income	-	-	-		-		159	-		159
Equity in earnings (losses) of unconsolidated affiliates	(166)	352	-		186		-	-		186
Unrealized loss on derivatives	-	-	-		-		(277)	-		(277)
Gain on sale of investment in real estate	-	-	-		-		221	-		221
General and administrative	-	(2,316)	-		(2,316)		-	(12,339)	F	(14,655)
Contingent loss on litigation settlement	-	-	-		-		(24,250)	-		(24,250)
Gain on extinguishment of debt	-	-	-		-		13,199	-		13,199
Total expenses	(697)	(18,703)	10,718		(8,682)		(74,182)	(38,604)		(121,468)
Net loss from continuing operations before taxes	(605)	(14,250)	10,950		(3,905)		(77,912)	52,640		(29,177)
Provision for income taxes	-	591	-		591	L	-	3,398	L	3,989
Net loss from continuing operations and comprehensive loss from continuing operations	$(605)	$(14,841)	$10,950		$(4,496)		$(77,912)	$49,242		$(33,166)
Basic and diluted net loss per share	N/A	$(5.25)			$(1.59)		N/A			$(6.54)
Basic and diluted weighted average shares outstanding	N/A	2,826,352			2,826,352		N/A	2,242,455	M	5,068,807

N/A - not applicable

Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2014
A	Reflects the historical combined Statement of Operations for the Barceló Portfolio (Predecessor) for the period from January 1 to March 20, 2014 and the Consolidated Statement of Operations for the Company (Successor) for the period from March 21, 2014 to December 31, 2014.
B	Reflects the historical Combined Consolidated Statement of Operations of Grace for the year ended December 31, 2014.
C	Represents adjustments to remove the revenues and expenses of the ten hotels which were not included in the Grace Transaction, see table below.

(in thousands)	Year ended December 31, 2014
Revenues:
Rooms	$33,246
Other	354
$33,600
Expenses:
Rooms	9,135
Other property level operating costs	12,135
Property tax, ground lease, insurance and property management fees	2,800
Corporate overhead (see note F)	240
$24,310

D	Represents an adjustment to remove the current Grace asset management fees and include the pro forma management fees upon closing of the Grace Transaction, see table below.

(in thousands, except for unit data)
Class B Units	Cost of Assets	Rate	Price per Unit	Number of Units Issued per Quarter (2)	Dividend Rate	Dividend
Dividends on Class B Units (1)	$1,920,420	0.1875%	$22.50	160,035	6.8%	$408

(1) For its asset management services, the Company issues Class B Units of the Company’s operating partnership to the Advisor on a quarterly basis in an amount equal to the cost of the Company’s assets multiplied by 0.1875%. The Advisor is entitled to receive distributions on the vested and unvested Class B Units at the same rate as distributions received on the Company’s common stock. The restricted Class B Units are not convertible into unrestricted Class B Units until such time as the adjusted market value of the Company’s assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors.
(2) Class B units are issued in arrears at the end of each quarter.

E	The property tax, ground lease, insurance and property management fees through 2014 will be materially the same on a portfolio basis to those historically charged to the Barceló Portfolio and Grace Portfolio.
F	Grace corporate overhead is reclassified to general and administrative expenses to match the Company's presentation.This also represents an adjustment to remove the corporate overhead associated with the ten hotels which were not included in the Grace Transaction, see table below.

(in thousands)	General and Administrative Expenses
Corporate overhead	$(12,579)
Corporate overhead related to ten excluded hotels	240
Corporate overhead reclassified to general and administrative expenses	$(12,339)

G	Represents an adjustment to record depreciation and amortization expense in accordance with the Company's estimated purchase price allocation and depreciation policies, see table below.

Fee Simple and Leases	Barceló Portfolio			Grace
(in thousands, except depreciable life)	Pro Forma Allocation	Depreciable Life (2)	Depreciation	Pro Forma Allocation (1)	Depreciable Life (2)	Depreciation	Total Depreciation
Land	$12,061	N/A	$-	$276,232	N/A	$-	$-
Buildings and improvements	81,176	40.00	2,029	1,400,395	40.00	35,010	37,039
Leases	-	N/A	-	2,621	26.86	98	98
Furniture, fixtures and equipment	5,308	5.00	1,062	128,752	5.00	25,750	26,812
Total	$98,545		$3,091	$1,808,000		$60,858	$63,949
Lease(3)	$8,400	18.00	$467	$-	N/A	$-	$467

(1) The aggregate contract purchase price for the Grace Portfolio is $1.808 billion, exclusive of closing costs. This purchase price includes 116 hotels in the Grace Portfolio. The purchase price allocation is an estimate; the final purchase price allocation will be completed within one year of closing.
(2) The useful lives are estimated to be 40 years for buildings, five years for furniture, fixtures and equipment and the shorter of the useful life or the remaining lease term for leases. The depreciable life shown above for leases represents the weighted average lives of various hotel properties subject to operating leases.
(3) The Barceló Portfolio lease is treated as a below market lease under GAAP and amortized to rent expense over the remaining lease term.
N/A - not applicable

Franchise Fees
(in thousands, except depreciable life)	Estimated Fees Incurred at Acquisition (1)	Depreciable Life (2)	Depreciation
Franchise Fees	$14,750	15.00	$983

(1) See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for additional discussion.
(2) The useful life is estimated to be 15 years for franchise fees.

Total
(in thousands)	Depreciation
Fee Simple and Leases	$63,949
Franchise Fees	983
$64,932
Barceló Lease	$467

H	Represents the removal of impairment charges related to the book value of some hotels in the Grace Portfolio which were adjusted to the agreed upon sale price for the hotels in the Agreement.See Note C to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 for details on the asset allocation for the Grace Portfolio.
I	Represents an adjustment to remove the interest income at the corporate level of Grace related to assets which are not included in the Grace Transaction.
J	Represents an adjustment for the pro forma capital structure, see tables below.

Barceló Portfolio Debt
				Changes in Interest Expense
(in thousands)	Face Amount of Debt	Interest Rate	Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition (1)	$45,500	4.30%	$(1,957)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition (2)	58,074	6.80%	(3,949)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition (3)	5,000	6.80%	(340)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition (4)	1,775	4.50%	(80)	N/A	N/A
Subtotal	$110,349		$(6,326)	$-	$-
Amortization of deferred financing costs (5)			(329)
Total annual cost of debt			$(6,655)

Grace Portfolio Debt
				Changes in Interest Expense
(in thousands)	Face Amount of Debt	Interest Rate	Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage debt assumed by ARC Hospitality at the closing of the Grace transaction (6)	$801,100	3.26%	$(26,116)	$(8,011)	$8,011
Mortgage debt assumed by ARC Hospitality at the closing of the Grace transaction (6)	102,800	4.92%	(5,058)	(1,028)	1,028
New mortgage debt arranged by ARC Hospitality at the closing of the Grace transaction (7)	227,000	6.25%	(14,188)	-	2,270
Class A Units (8)	447,100	7.50%	(33,533)	N/A	N/A
Subtotal	$1,578,000		$(78,895)	$(9,039)	$11,309
Amortization of deferred financing costs (5)			(10,604)
Total cost of debt for period			$(89,499)
Total pro forma cost of debt for Barceló Portfolio and Grace Portfolio			$(96,154)

(1) Mortgage financing obtained on two owned hotel properties in the Barceló Portfolio acquisition.
(2) Financing obtained on three owned hotel properties and one hotel property subject to an operating lease in the Barceló Portfolio acquisition.
(3) Financing obtained on two joint ventures that each own a hotel property in the Barceló Portfolio acquisition.
(4) Financing obtained to fund the property improvement reserves required for the assets obtained in the Barceló Portfolio acquisition.
(5) Deferred financing costs are amortized over the life of the instrument using the effective interest method. See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014.
(6)Financing on 96 hotels of the total 116 hotels included in the Grace Portfolio. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these notes.
(7) The interest rate associated with this debt instrument is the greater of (i) a floating rate of interest equal to LIBOR plus spread and (ii) 6.25%. The spread for this debt instrument is 6.00%. LIBOR was 0.16% as of December 31, 2014, thus a decrease in the interest rate would not have any impact on interest expense.
(8) The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be treated as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 as they are mandatorily redeemable.
N/A - Interest rate is fixed and thus change in interest rate analysis is not applicable.

K	Represents an adjustment to remove the acquisition and transaction related expenses relating to the Barceló Portfolio acquisition and Grace Transaction.
L	Represents an adjustment for pro forma income tax provision as each hotel will be operated through a taxable real estate investment trust subsidiary ("TRS"), see table below.

(in thousands)	Barceló Portolio	Grace Portfolio
Taxable income (1)	$1,478	$8,495
Income tax rate (2)	40%	40%
Provision for income tax	$591	$3,398

(1) Taxable income is based on arm's length rent between the Company and the TRS for each hotel.
(2) Estimated income tax rate.

M	Represents the pro forma adjusted number of shares to be added based on equity raise requirements for the Grace Transaction. Share value used to calculate the additional share requirements is based on the Company’s offering price of $25 less fees charged by the Company's broker dealer and other offering related expenses totaling 12% of share value.